Exhibit 99.1

NR 13-1101

Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports fourth-quarter, full-year fiscal year 2013 results

Quarter and Full-Year Highlights*

•                  Free cash flow of $145 million; $356 million for full-year fiscal 2013.

•                  Backlog of $16.6 billion with $1.8 billion in new wins in the quarter.

•                  EBITDA margin of 11.6 percent, 9.4 percent for full-year fiscal 2013.

•                  Full-year company invests $373 million to repurchase 14.4 million shares.

•                  Reported EPS of $0.77, full-year fiscal 2013 EPS of $2.35.

•                  Company targets full-year diluted EPS of $2.35 to $2.45 for fiscal year 2014.

LOS ANGELES (Nov. 12, 2013) — AECOM Technology Corporation (NYSE: ACM) reported fourth-quarter revenue of $2.1 billion and net service revenue1, of $1.2 billion.  Operating income equaled $123 million, reported net income2 was $77 million, and diluted earnings per share equaled $0.77.

	Fourth Quarter			Fiscal Year
($ in millions, except EPS)	Q4 FY12	Q4 FY13	YOY % Change	FY12	FY13	YOY % Change
Reported Figures
Gross Revenue	2,083	2,079	-	8,218	8,153	(1)
Net Service Revenue (NSR)[1]	1,340	1,244	(7)	5,184	4,977	(4)
Operating Income	(199)	123	NM	54	377	603
Net Income[2]	(225)	77	NM	(59)	239	NM
Earnings per Share[2]	(2.05)	0.77	NM	(0.52)	2.35	NM
Operating Cash Flow	226	160	(29)	433	409	(6)
Free Cash Flow[3]	211	145	(31)	370	356	(4)
Adjusted Figures for FY12
Operating Income	137	123	(10)	390	377	(3)
Net Income[2]	92	77	(17)	259	239	(7)
Earnings per Share[2]	0.83	0.77	(7)	2.30	2.35	2

* In the fourth quarter of fiscal 2012, the company recorded a goodwill impairment charge of $2.88 per share or $317 million net of tax.  All growth comparisons that follow in the text of the release are adjusted to exclude the impact of the goodwill charge; all comparisons are also year over year unless noted otherwise.

“During fiscal year 2013, we increased our mix of revenue and profits from emerging markets, enhanced our technical and leadership capabilities in high-growth end markets, and implemented strategic account management teams to better serve our multinational clients,” said John M. Dionisio, AECOM chairman and chief executive officer.  “Our diverse geographic footprint allows us to manage through various macroeconomic conditions around the globe.”

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“Our commitment to deploying capital to its best and highest use supported our investment of $373 million to repurchase 14.4 million shares of our stock in fiscal year 2013,” said AECOM President Michael S. Burke.  “We also invested $82 million in niche acquisitions that expanded our geographic reach in key emerging geographies.  Lastly, we launched AECOM Capital, a platform that allows us to play an important role in providing financing as well as design and construction services to our clients.”

New Wins and Backlog
New wins in the quarter of $1.8 billion were driven by strength in the company’s transportation and water businesses.  From a geographic perspective, new wins were led by Europe, Asia and the Americas.  The company’s book-to-burn ratio4 was 0.9X for the quarter, with total backlog at Sept. 30, 2013, of $16.6 billion, up three percent.  These results demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public sector clients worldwide.

Revenue of $1.9 billion was up 2 percent, and net service revenue (NSR), declined 5.8 percent to $1.1 billion as declines in the Americas and Australia on an NSR basis were only partially offset by double-digit gains in emerging geographies, such as the Middle East and Asia, as well as solid growth in Europe.  Construction services also posted gains in the quarter.  Operating income declined 3.5 percent in the quarter, however, operating income margin increased on both a sequential and year-over-year basis, aided by improved cost and efficiencies.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 15.6 percent to $220 million, and net service revenue declined 17.1 percent to $134 million.  As expected, these results reflect actions to reposition away from lower-margin projects to new, higher-margin services – and these actions have improved MSS segment margins throughout the year.  Operating profit declined 25.1 percent in the quarter; however, on a full-year basis, operating profit increased 50.4 percent aided by a 284-basis-point increase in operating income margin, consistent with the company’s strategy to improve the profitability of this segment.

Tax Rate

The company’s fourth-quarter effective tax rate was 31.8 percent, with a full-year rate of 27.9 percent, inclusive of non-controlling interest deduction.

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Cash Flow

Cash flow from operations for the quarter was $160 million and $409 million for the full year.  Free cash flow, which includes capital expenditures of $15 million in the quarter and $52 million for the full year, was $145 million and $356 million, respectively. Days sales outstanding (DSO) improved by three days to 88 in the quarter.

Share Repurchase

During the quarter, the company invested $61.6 million to repurchase 2 million shares.  On a full-year basis, the company invested $373 million to repurchase 14.4 million shares.  $365 million remains in the company’s current share repurchase authorization as of the end of the company’s fiscal 2013 year.

Balance Sheet

As of Sept. 30, 2013, AECOM had $601 million of total cash and cash equivalents, $1.2 billion of debt and $1.05 billion in committed bank facilities with $899.8 million in unused capacity.

Fiscal 2014 Outlook

AECOM is targeting EPS for fiscal year 2014 of $2.35 to $2.45.  The mid-point of the guidance range assumes flat NSR growth and stable EBITDA margin.  In addition, the company is targeting a full-year tax rate of 29 percent and a full-year share count of 99 million shares.  The company expects the first quarter of fiscal 2014 to be similar to last year as a percentage of our full-year earnings.

Five-Year Free Cash Flow Target

AECOM reaffirms its five-year cumulative free cash flow target of $1.3 billion to $1.8 billion, which includes fiscal years 2013 through fiscal 2017.

AECOM is hosting a conference call today at 11 a.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue, or NSR), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.  See the accompanying reconciliation of free cash flow from operations, to cash flow from operations, the closest comparable GAAP measure.

4Book-to-burn ratio is defined as the amount of gross revenue wins divided by gross revenue recognized during the period.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 140 countries and had revenue of $8.2 billion during the 12 months ended Sept. 30, 2013.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

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Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2012	September 30, 2013	% Change	September 30, 2012	September 30, 2013	% Change

Revenue	$2,082,911	$2,079,087	(0.2%)	$8,218,180	$8,153,495	(0.8%)
Other direct costs	742,785	834,968	12.4%	3,034,303	3,176,520	4.7%
Revenue, net of other direct costs (non-GAAP)	1,340,126	1,244,119	(7.2%)	5,183,877	4,976,975	(4.0%)
Cost of revenue, net of other direct costs	1,195,968	1,103,906	(7.7%)	4,762,018	4,526,987	(4.9%)
Gross profit	144,158	140,213	(2.7%)	421,859	449,988	6.7%

Equity in earnings of joint ventures	10,509	6,464	(38.5%)	48,650	24,319	(50.0%)
General and administrative expenses	(17,753)	(23,953)	34.9%	(80,903)	(97,318)	20.3%
Goodwill impairment	(336,000)	–	(100.0%)	(336,000)	–	(100.0%)
Income from operations	(199,086)	122,724	NM	53,606	376,989	603.3%

Other income	1,963	1,480	(24.6%)	10,603	3,522	(66.8%)
Interest (expense)	(10,999)	(10,242)	(6.9%)	(46,726)	(44,737)	(4.3%)
Income (loss) before income tax expense	(208,122)	113,962	NM	17,483	335,774	1820.6%

Income tax expense	16,746	35,735	113.4%	74,416	92,578	24.4%

Net income (loss)	(224,868)	78,227	NM	(56,933)	243,196	NM

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(37)	(1,659)	4383.8%	(1,634)	(3,953)	141.9%

Net income (loss) attributable to AECOM	$(224,905)	$76,568	NM	$(58,567)	$239,243	NM

Net income (loss) attributable to AECOM per share:
Basic	$(2.05)	$0.78	NM	$(0.52)	$2.38	NM
Diluted	$(2.05)	$0.77	NM	$(0.52)	$2.35	NM

Weighted average shares outstanding:
Basic	109,962	98,028	(10.9%)	111,875	100,618	(10.1%)
Diluted	109,962	99,652	(9.4%)	111,875	101,942	(8.9%)

NM – Not meaningful

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2012	September 30, 2013
Balance Sheet Information:
Total cash and cash equivalents	$593,776	$600,677
Accounts receivable – net	2,395,881	2,342,262
Working capital	1,068,891	1,078,053
Working capital, net of cash and cash equivalents	475,115	477,376
Total debt	1,069,732	1,173,325
Total assets	5,664,568	5,665,623
Total AECOM stockholders’ equity	2,169,464	2,021,443

	Three Months Ended		Twelve Months Ended
	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013
Cash Flow Information:
Net cash provided by operating activities	$226,389	$160,147	$433,352	$408,598
Payments for capital expenditures	(15,069)	(15,050)	(62,874)	(52,117)
Free cash flow	$211,320	$145,097	$370,478	$356,481

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AECOM Technology Corporation

Reportable Segments

(unaudited - in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended September 30, 2013
Revenue	$1,858,660	$220,427	$-	$2,079,087
Other direct costs	748,363	86,605	-	834,968
Revenue, net of other direct costs (non-GAAP)	1,110,297	133,822	-	1,244,119
Cost of revenue, net of other direct costs	974,677	129,229	-	1,103,906
Gross profit	135,620	4,593	-	140,213
Equity in earnings of joint ventures	2,051	4,413	-	6,464
General and administrative expenses	-	-	(23,953)	(23,953)
Income (loss) from operations	$137,671	$9,006	$(23,953)	$122,724

Gross profit as a % of revenue	7.3%	2.1%	-	6.7%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	12.2%	3.4%	-	11.3%

Three Months Ended September 30, 2012
Revenue	$1,821,822	$261,089	$-	$2,082,911
Other direct costs	643,074	99,711	-	742,785
Revenue, net of other direct costs (non-GAAP)	1,178,748	161,378	-	1,340,126
Cost of revenue, net of other direct costs	1,040,333	155,635	-	1,195,968
Gross profit	138,415	5,743	-	144,158
Equity in earnings of joint ventures	4,224	6,285	-	10,509
General and administrative expenses	-	-	(17,753)	(17,753)
Goodwill impairment	(155,000)	(181,000)	-	(336,000)
(Loss) from operations	$(12,361)	$(168,972)	$(17,753)	$(199,086)

Gross profit as a % of revenue	7.6%	2.2%	-	6.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	11.7%	3.6%	-	10.8%

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AECOM Technology Corporation

Reportable Segments

(unaudited - in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Twelve Months Ended September 30, 2013
Revenue	$7,242,859	$910,636	$-	$8,153,495
Other direct costs	2,826,452	350,068	-	3,176,520
Revenue, net of other direct costs (non-GAAP)	4,416,407	560,568	-	4,976,975
Cost of revenue, net of other direct costs	3,999,523	527,464	-	4,526,987
Gross profit	416,884	33,104	-	449,988
Equity in earnings of joint ventures	12,356	11,963	-	24,319
General and administrative expenses	-	-	(97,318)	(97,318)
Income (loss) from operations	$429,240	$45,067	$(97,318)	$376,989

Gross profit as a % of revenue	5.8%	3.6%	-	5.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.4%	5.9%	-	9.0%

Segment assets	$5,761,057	$541,887	$(637,321)	$5,665,623

Contracted backlog	$8,378,426	$374,871	$-	$8,753,297
Awarded backlog	6,886,068	914,011	-	7,800,079
Total backlog	$15,264,494	$1,288,882	$-	$16,553,376

Twelve Months Ended September 30, 2012
Revenue	$7,276,858	$941,322	$-	$8,218,180
Other direct costs	2,669,534	364,769	-	3,034,303
Revenue, net of other direct costs (non-GAAP)	4,607,324	576,553	-	5,183,877
Cost of revenue, net of other direct costs	4,183,552	578,466	-	4,762,018
Gross profit	423,772	(1,913)	-	421,859
Equity in earnings of joint ventures	16,771	31,879	-	48,650
General and administrative expenses	-	-	(80,903)	(80,903)
Goodwill impairment	(155,000)	(181,000)	-	(336,000)
Income (loss) from operations	$285,543	$(151,034)	$(80,903)	$53,606

Gross profit as a % of revenue	5.8%	-0.2%	-	5.1%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.2%	-0.3%	-	8.1%

Segment assets	$5,557,153	$564,834	$(457,419)	$5,664,568

Contracted backlog	$7,661,021	$838,146	$-	$8,499,167
Awarded backlog	6,323,970	1,194,748	-	7,518,718
Total backlog	$13,984,991	$2,032,894	$-	$16,017,885

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AECOM Technology Corporation

Regulation G Information

($ in millions, except per share data)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Twelve Months Ended
	Sep 30, 2012	Jun 30, 2013	Sep 30, 2013	Sep 30, 2012	Sep 30, 2013
Consolidated
Revenue	$2,082.9	$2,067.5	$2,079.1	$8,218.2	$8,153.5
Less: Other direct costs	742.8	831.5	835.0	3,034.3	3,176.5
Revenue, net of other direct costs	$1,340.1	$1,236.0	$1,244.1	$5,183.9	$4,977.0

PTS Segment
Revenue	$1,821.8	$1,847.1	$1,858.7	$7,276.9	$7,242.9
Less: Other direct costs	643.1	745.1	748.4	2,669.6	2,826.5
Revenue, net of other direct costs	$1,178.7	$1,102.0	$1,110.3	$4,607.3	$4,416.4

MSS Segment
Revenue	$261.1	$220.4	$220.4	$941.3	$910.6
Less: Other direct costs	99.7	86.4	86.6	364.7	350.0
Revenue, net of other direct costs	$161.4	$134.0	$133.8	$576.6	$560.6

Reconciliation of Income from Operations Before Goodwill Impairment to Income from Operations

	Three Months Ended Sep 30, 2012
	Consolidated	PTS	MSS	Corporate

Income (loss) from operations before goodwill impairment	$136.9	$142.6	$12.0	$(17.7)
Goodwill impairment	(336.0)	(155.0)	(181.0)	-
Loss from operations	$(199.1)	$(12.4)	$(169.0)	$(17.7)

Reconciliation of Net Income and Diluted EPS Before Goodwill Impairment to Net Income and Diluted EPS

	Three Months Ended Sep 30, 2012			Twelve Months Ended Sep 30, 2012
	Net Income	Net Income Attributable to AECOM	Diluted EPS	Net Income	Net Income Attributable to AECOM	Diluted EPS

Amount before goodwill impairment	$92.3	$92.3	$0.83	$260.3	$258.6	$2.30
Goodwill impairment, net of tax	(317.2)	(317.2)	(2.88)	(317.2)	(317.2)	(2.82)
Amount including goodwill impairment	$(224.9)	$(224.9)	$(2.05)	$(56.9)	$(58.6)	$(0.52)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Sep 30, 2013			Twelve Months Ended Sep 30, 2013
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue, net of other direct costs - Consolidated	$1,244.1	$38.0	$1,206.1	$4,977.0	$128.3	$4,848.7
Revenue, net of other direct costs - PTS Segment	1,110.3	38.0	1,072.3	4,416.4	128.3	4,288.1

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AECOM Technology Corporation

Regulation G Information

($ in millions, except per share data)

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013
EBITDA before goodwill impairment	$103.0	$101.6	$129.0	$163.9	$84.7	$102.5	$135.1	$144.5
Less: Goodwill impairment	-	-	-	(336.0)	-	-	-	-

EBITDA	103.0	101.6	129.0	(172.1)	84.7	102.5	135.1	144.5
Less: Interest expense[1]	(10.4)	(11.0)	(12.5)	(10.4)	(10.4)	(11.3)	(11.0)	(9.6)
Add: Interest income[2]	0.4	0.4	0.4	0.4	0.4	0.5	0.4	0.4
Less: Depreciation and amortization	(25.5)	(25.3)	(26.1)	(26.1)	(23.9)	(23.9)	(23.6)	(23.0)
Income (loss) attributable to AECOM before income taxes	67.5	65.7	90.8	(208.2)	50.8	67.8	100.9	112.3
Less: Income tax expense	19.6	16.7	21.4	16.7	12.7	14.0	30.1	35.8
Net income (loss) attributable to AECOM	$47.9	$49.0	$69.4	$(224.9)	$38.1	$53.8	$70.8	$76.5

	Fiscal Years Ended September 30,
	2009	2010	2011	2012	2013
EBITDA before goodwill impairment	$358.5	$417.5	$525.4	$497.5	$466.8
Less: Goodwill impairment	-	-	-	(336.0)	-

EBITDA	358.5	417.5	525.4	161.5	466.8
Less: Interest expense[1]	(11.9)	(10.7)	(40.8)	(44.3)	(42.3)
Add: Interest income[2]	1.2	0.8	1.6	1.6	1.7
Less: Depreciation and amortization	(84.1)	(78.9)	(110.3)	(103.0)	(94.4)
Income from continuing operations attributable to AECOM before income taxes	263.7	328.7	375.9	15.8	331.8
Less: Income tax expense	77.0	91.7	100.1	74.4	92.6
Income (loss) from continuing operations attributable to AECOM	186.7	237.0	275.8	(58.6)	239.2
Discontinued operations, net of tax	3.0	(0.1)	-	-	-
Net income (loss) attributable to AECOM	$189.7	$236.9	$275.8	$(58.6)	$239.2

1  Excluding related amortization
2  Included in other income

Reconciliation of Total Debt to Net Debt

	Balances at
	Sep 30, 2012	Jun 30, 2013	Sep 30, 2013
Short-term debt	$1.6	$12.0	$29.6
Current portion of long-term debt	161.0	1.5	54.7
Long-term debt	907.1	1,135.2	1,089.0
Total debt	1,069.7	1,148.7	1,173.3
Less: Total cash and cash equivalents	593.8	507.6	600.7
Net Debt	$475.9	$641.1	$572.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013
Net cash provided by/(used in) operating activities	$(6.4)	$11.4	$202.0	$226.4	$67.1	$85.2	$96.1	$160.2
Capital expenditures	(18.3)	(13.9)	(15.6)	(15.1)	(12.9)	(11.7)	(12.4)	(15.1)
Free Cash Flow	$(24.7)	$(2.5)	$186.4	$211.3	$54.2	$73.5	$83.7	$145.1

	Fiscal Years Ended September 30,
	2009	2010	2011	2012	2013
Net cash provided by operating activities	$228.6	$158.6	$132.0	$433.4	$408.6
Capital expenditures	(62.9)	(68.5)	(78.0)	(62.9)	(52.1)
Settlement of deferred compensation plan liability	-	-	90.0	-	-
Excess tax benefit from share-based payment (associated with DCP termination)	-	-	58.0	-	-
Free Cash Flow	$165.7	$90.1	$202.0	$370.5	$356.5

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